EXHIBIT 10.1

AGENCY AGREEMENT

Effective November 14, 2011

Gryphon Gold Corporation
611 N Nevada Street
Carson City, Nevada
89703

Attention:              Mr. John L. Key
Chief Executive Officer

Re:           Issue and Sale of Units

Acumen Capital Finance Partners Limited (the "Lead Agent") and Roth Capital Partners, LLC (the "U.S. Agent") (the Lead Agent and the U.S. Agent together being, the "Agents" and individually the "Agent") understand that Gryphon Gold Corporation (the "Corporation") proposes to issue and sell, by way of private placement, 5,000 units of the Corporation ("Units") at a price of $1,000.00 Cdn per Unit for aggregate gross proceeds of $5,000,000 Cdn, subject to the terms and conditions as set out below (the "Offering").  Each Unit will be comprised of 2011 Series B 10% subordinated secured notes (a "Debenture"), each with a principal face value of $1,000 Cdn, and 750 warrants ("Warrants"), each Warrant entitling the holder thereof to acquire one Common Share (as hereinafter defined) of the Corporation (a "Warrant Share") at a price of $0.40 US for a period of 18 months from the Closing Date (as hereinafter defined).  The Debentures and the Warrants comprising the Units offered hereby are collectively referred to as the "Offered Securities".

Subject to the terms and conditions hereof, the Agents agree to act as, and the Corporation agrees to appoint the Agents as the exclusive agents of the Corporation to offer the Units for sale on the Closing Date in the Selling Jurisdictions (as hereinafter defined) on a private placement basis at the price of $1,000.00 Cdn per Unit and to use their commercially reasonable efforts to secure subscriptions therefor.  The Corporation acknowledges and agrees that the Agents may, but are not obligated to, purchase any of the Units as principal.

The Offered Securities comprising the Units may be issued and sold pursuant to exemptions under Applicable Securities Laws (as hereinafter defined) in the Selling Jurisdictions including to "accredited investors" pursuant to National Instrument 45-106 - Prospectus and Registration Exemptions and to Accredited Investors (as hereinafter defined) in accordance with the provisions hereof.  The Agents will offer the Units for sale directly by the Corporation in compliance with Rule 506 of Regulation D (as hereinafter defined) and/or Section 4(2) (as hereinafter defined).

In connection with the Offering, the Agents shall be entitled to retain as sub-agents other registered securities dealers and may receive (for delivery to the Corporation at the Closing Time (as hereinafter defined)) subscriptions for Units from other registered securities dealers.  The fee payable to such sub-agents shall be for the account of the Agents and shall not exceed the fee payable to the Agents hereunder. The Agents shall, however, be under no obligation to engage any sub-agent.

In consideration for its services hereunder, including, but not limited to, the ancillary service of acting as financial advisor to the Corporation in respect of the issue of the Offered Securities and advising on the terms and conditions of the Offering, the Agents shall be entitled to: the fee provided for in Section 9, which fee shall be payable from the proceeds of the Offering at the Closing Time upon the sale of the Units.  For greater certainty, the services provided by the Agents pursuant to this Agreement will not be subject to the Goods and Services Tax provided for in the Excise Tax Act (Canada) and taxable supplies will be incidental to the exempt financial services provided.

The following are the further terms and conditions of this Agreement:

1.	Definitions

As used in this Agreement, including the paragraphs prior to this definitional section and any amendments hereto, unless the context otherwise requires:

(a)	"Accredited Investor" means "accredited investor", as such term is defined in Rule 501(a) of Regulation D;

(b)	"affiliate" has the meaning ascribed thereto in the BCBCA and, for the purposes of Section 28 of this Agreement, shall have the meaning ascribed to it in Rule 405 under the U.S. Securities Act;

(c)	"Agents' counsel" means Blake, Cassels & Graydon LLP, or such other legal counsel as the Agents, with the consent of the Corporation, may retain;

(d)
"Agreement" means this agreement and not any particular Article, Section or Subsection or other portion except as may be specified, and words such as "hereto", "herein" and "hereby" refer to this Agreement as the context requires;

(e)
"Applicable Securities Laws" includes, without limitation, all applicable securities and corporate laws, rules, regulations, instruments, notices, blanket orders, decision documents, statements, circulars, procedures and policies in the Selling Jurisdictions including, without limitation, the policies and by-laws of the Exchange;

(f)	"BCBCA" means the Business Corporations Act (British Columbia), as amended, including the regulations promulgated thereunder;

(g)	"business day" means a day which is not Saturday, Sunday or a legal holiday in Calgary, Alberta;

(h)	"Closing Date" means November 22, 2011, or such other date or dates as the Agents and the Corporation may agree in writing;

(i)	"Closing Time" means 10:00 a.m. (Calgary time), or such other time on the Closing Date as the Agents and the Corporation may agree;

(j)	"Common Shares" means the shares of common stock in the capital of the Corporation and, where appropriate in the context, includes the Warrant Shares;

(k)	"Corporation" means Gryphon Gold Corporation, a corporation duly formed pursuant to the laws of the state of Nevada and, when the context requires or permits, includes its Subsidiary;

(l)	"Corporation's Canadian counsel" means Borden Ladner Gervais LLP, or such other legal counsel as the Corporation, with the consent of the Agents, may appoint;

(m)	"Corporation's US counsel" means Dorsey & Whitney LLP, or such other legal counsel as the Corporation, with the consent of the Agents may appoint;

(n)
"Debenture Certificates" means the certificates representing the Debentures which certificates shall be governed by the terms and conditions set forth in the Trust Indenture and shall be in form and substance satisfactory to the Corporation and the Agents, acting reasonably.

(o)	"Documents" means, collectively:

(i)	The Annual Report on Form 10-K (including all Exhibits) of the Corporation for the year ended March 31, 2011 filed with the United States Securities and Exchange Commission on June 30, 2011;

(ii)	the Financial Statements;

(iii)	the Technical Report;

(iv)	the Current Reports on Form 8-K (including all Exhibits) of the Corporation filed with the United States Securities and Exchange Commission since March 31, 2011;

(v)	the material change reports of the Corporation subsequent to March 31, 2011;

(vi)	the press releases of the Corporation subsequent to March 31, 2011; and

(vii)	the management proxy statement and information circular of the Corporation dated July 19, 2011 relating to the annual meeting of shareholders on September 8, 2011;

(p)	"Due Diligence Session" has the meaning ascribed thereto in Section 2(f) hereof;

(q)
"Due Diligence Session Responses" means the responses provided by the Corporation, as given by any director or senior officer of the Corporation, at a Due Diligence Session, excluding the portion of such responses which are forward-looking or relate to projections or forecasts but including the portion of such responses which relate to the properties and resources of the Corporation;

(r)	"Exchange" means the Toronto Stock Exchange or any successor thereto;

(s)	"Expert" means John D. Welsh, P.E.;

(t)	"Expiry Date" means the date that is 18 months from the Closing Date;

(u)	"Expiry Time" means 5:00 p.m. (Pacific time) on the Expiry Date;

(v)
"Financial Statements" means, collectively: (i) the audited consolidated financial statements of the Corporation as at and for the years ended March 31, 2011 and 2010, together with the report of the Corporation's auditors thereon and the notes thereto including, in each instance, management's discussion and analysis of the Corporation's financial condition and results of operations related thereto; and (ii) the unaudited interim financial statements of the Corporation for the three and six month periods ended September 30, 2011, together with the notes thereto and the management's discussion and analysis of the Corporation's financial condition and results of operations related thereto;

(w)
"General Solicitation" and "General Advertising" mean "general solicitation" and "general advertising", respectively, as used in Rule 502(c) under the U.S. Securities Act, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, disseminated over the Internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

(x)	"July Debentures" means the 10% subordinated secured debentures of the Corporation with a maturity date of July 28, 2012, issued July 27, 2011;

(y)	"July Documents" means collectively the July Debentures, the July Pledge and Security Agreement and the July Trust Indenture;

(z)
"July Pledge and Security Agreement" means the pledge and security agreement dated as of July 27, 2011 by and among the Corporation and the Trustee, as trustee to the purchasers of the July Debentures;

(aa)	"July Trust Indenture" means the Note Indenture dated July 27, 2011 between the Corporation and the Trustee;

(bb)	"Lead Agent" means Acumen Capital Finance Partners Limited;

(cc)	"NI 43-101" means National Instrument 43-101 - Standards of Disclosure for Mineral Projects;

(dd)
"Pledge and Security Agreement" means the pledge and security agreement to be dated as of the Closing Date by and among the Corporation and the Trustee, as trustee to the Purchasers, substantially in the form attached as Exhibit D to the Purchase Agreements;

(ee)
"Public Record" means all information filed by or on behalf of the Corporation with the Securities Commissions, including, without limitation, the Documents and any other information filed with any Securities Commission in compliance, or intended compliance, with any Applicable Securities Laws;

(ff)
"Purchase Agreements" means the note and warrant purchase agreements, including the Schedules thereto, to be entered into at closing between the Corporation and each of the Purchasers setting out the contractual relationship between the Corporation and the Purchasers, in form and substance satisfactory to the Corporation and the Agents;

(gg)	"Purchaser" means a person resident in the Selling Jurisdictions who subscribes for Units;

(hh)	"Regulation D" means Regulation D adopted by the SEC under the U.S. Securities Act;

(ii)	"SEC" means the United States Securities and Exchange Commission;

(jj)	"Section 4(2)" means Section 4(2) of the U.S. Securities Act;

(kk)	"Securities Commissions" means, collectively, the securities commissions or similar regulatory authorities in each of the Selling Jurisdictions and "Securities Commission" means any of them;

(ll)	"SEDAR" means the system for electronic document analysis and retrieval;

(mm)	"Selling Dealer Group" means the dealers and brokers, other than the Agents, who participate in the offer and sale of the Offered Securities pursuant to this Agreement;

(nn)
"Selling Jurisdictions" means the provinces of British Columbia, Alberta, Saskatchewan, and Ontario and the United States and other eligible foreign jurisdictions as may be agreed by the Agents and the Corporation prior to the Closing Date as evidenced by the Corporation's acceptance of a Purchase Agreement with respect thereto;

(oo)	"Subordination Agreement" means the subordination agreement to be dated as of the Closing Date, by and among the Corporation, the Trustee and each of the

Purchasers substantially in the form attached as Exhibit E to the Purchase Agreements;

(pp)	"Subsidiary" means Borealis Mining Company;

(qq)
"Swaps" means any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, forward sale, exchange traded futures contract or any other similar transaction (including any option with respect to any of these transactions or any combination of these transactions);

(rr)
"Technical Report" means the report dated April 25, 2011 prepared by the Expert entitled "NI 43-101 Pre-Feasibility Study Update of the Mineral Resources of the Borealis Gold Project located in Mineral county, Nevada, USA", as filed on SEDAR;

(ss)	"Transaction Documents" means the Trust Indenture, the Debenture Certificates, the Pledge and Security Agreement, the Warrant Certificates, the Subordination Agreement and the Purchase Agreements;

(tt)	"Trust Indenture" means the Note Indenture to be dated as of the Closing Date between the Corporation and the Trustee substantially in the form attached as Exhibit B to the Purchase Agreements;

(uu)	"Trustee" means Computershare Trust Company of Canada;

(vv)	"United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

(ww)	"U.S. Agent" means Roth Capital Partners, LLC;

(xx)	"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

(yy)	"U.S. Securities Act" means the United States Securities Act of 1933, as amended;

(zz)
"Warrant Certificates" means the certificates representing the Warrants held by Purchasers of Units, which certificates shall govern the terms and conditions of the Warrants and shall be substantially in the form attached as Exhibit C to the Purchase Agreements;

(aaa)	"Warrant Shares" means the Common Shares issuable to the holders of Warrants upon the due and proper exercise of the Warrants in accordance with their terms; and

"misrepresentation", "material change" and "material fact" shall have the meanings ascribed thereto under the Applicable Securities Laws of the Selling Jurisdictions; "distribution" means "distribution" or "distribution to the public", as the case may be, as defined under the Applicable Securities Laws of the Selling Jurisdictions; and "distribute" has a corresponding meaning. In this Agreement, words importing the singular include the plural and words importing gender include all genders.

2.	Corporation's Covenants as to Issuance

The Corporation agrees:

(a)
that the Offered Securities will be duly and validly created, authorized and, upon receipt of full payment therefore shall be legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws and general equitable principles;

(b)
to comply with all covenants of the Corporation set forth in this Agreement and the Transaction Documents and to duly, punctually and faithfully perform all the obligations to be performed by it under this Agreement and the Transaction Documents;

(c)
to deliver to the Agents as many copies of the Documents as the Agents may reasonably request and such delivery shall constitute the Corporation's authorization for the Agents to use the Documents in connection with the Offering of the Offered Securities for sale in the Selling Jurisdictions;

(d)	to file all necessary forms and reports with the appropriate Securities Commissions and other regulatory authorities in connection with the issuance of the Offered Securities;

(e)
as soon as reasonably possible, and in any event by the Closing Date, to take all such steps as may reasonably be necessary to enable the Units, including the Offered Securities, to be offered for sale and sold on a private placement basis in the Selling Jurisdictions through the Agents or any other investment dealers or brokers registered in the Selling Jurisdictions by way of the exemptions under Applicable Securities Laws as contemplated hereby; and

(f)
prior to the Closing Date and during the period from the effective date hereof until the completion of the distribution of the Units, to allow the Agents to conduct all due diligence which the Agents may reasonably require in order to: (i) confirm the Public Record is accurate, current and complete in all material respects; and (ii) fulfill the Agents' obligations as agents, and will provide to the Agents and their counsel and consultants reasonable access to the Corporation's properties, senior management personnel and corporate, financial and other records for the purposes of conducting such due diligence reviews. Without limiting the generality of the foregoing, the Corporation shall make available its directors, senior management, auditors, legal counsel and independent engineers to answer any reasonable questions which the Agents may have and to participate in one or more due diligence sessions to be held prior to the Closing Time (collectively, the "Due Diligence Session").  The Agents shall distribute a list of written questions to be answered in advance of such Due Diligence Session and the Corporation shall provide oral responses to such questions and shall use its commercially reasonable efforts to have its auditors, legal counsel and independent engineers provide oral responses to such questions in advance of the Due Diligence Session.

3.	Corporation's Covenants as to Changes

The Corporation agrees that:

(a)	during the period commencing with the date hereof and ending at the Closing Time, the Corporation will promptly inform the Agents of the full particulars of:

(i)
any material change (actual, anticipated or threatened) in the assets, liabilities (absolute, accrued, contingent or otherwise), business, operations, capital or condition (financial or otherwise) of the Corporation and its Subsidiary (taken as a whole), including but not limited to any legal or regulatory changes that may reasonably affect the assets, liabilities (absolute, accrued, contingent or otherwise), business, operations, capital or condition (financial or otherwise) of the Corporation or the Subsidiary; or

(ii)	any change in any material fact contained or referred to in the Public Record;

(iii)
the occurrence or discovery of, or change in, a material fact or event which, in any such case, is, or may be, of such a nature as to: (A) render any statement in the Public Record untrue, false or misleading in a material respect in light of the circumstances in which it was made; (B) result in a misrepresentation in any part of the Public Record; or (C) result in any part of the Public Record not complying with Applicable Securities Laws; or

(iv)	the discovery by the Corporation of any misrepresentation in any part of the Public Record or in any information regarding the Corporation previously provided to the Agents by the Corporation;

provided that if the Corporation is uncertain as to whether a material change of the nature referred to in this subsection has occurred, the Corporation shall promptly inform the Agents of the full particulars of the material change giving rise to the uncertainty and shall consult with the Agents to determine whether a material change has occurred;

(b)	during the period commencing with the date hereof and ending on the Closing Date, the Corporation will promptly inform the Agents of the full particulars of:

(i)
any request of any Securities Commission or other securities commission or similar regulatory authority for any amendment to any part of the Public Record or for any additional information which may be material to the distribution of the Offered Securities or the Warrant Shares;

(ii)
the issuance by any Securities Commission or other securities commission or similar regulatory authority, the Exchange or by any other competent authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or threat of institution of any proceedings for that purpose; or

(iii)
the receipt by the Corporation of any communication from any Securities Commission or other securities commission or similar regulatory authority, the Exchange or any other competent authority relating to any part of the Public Record or the distribution of the Offered Securities or the Warrant Shares;

and except as otherwise agreed by the Agents, acting reasonably, the Corporation will use its reasonable best efforts to prevent the issuance of any such cease trading order or suspension order and, if issued, to obtain the withdrawal thereof as soon as possible;

(c)
during the period commencing on the date hereof and ending on the date which is 30 days after the Closing Date, the Corporation will promptly provide to the Agents, for review by the Agents and the Agents' counsel, prior to the publication, filing or issuance thereof, any press release (subject to the Corporation's obligations under Applicable Securities Laws to make timely disclosure of material information); and

(d)
the Corporation shall promptly comply, to the reasonable satisfaction of the Agents and the Agents' counsel, with all applicable filing and other requirements under Applicable Securities Laws with respect to any material change, change, occurrence or event of the nature referred to or contemplated in Section 3(a) or Section 3(b) and shall provide an opportunity for the prior review and approval thereof by the Agents, acting reasonably, prior to the filing of any such amendment.

4.	Corporation's Other Covenants

The Corporation agrees that:

(a)	the Corporation shall not take any action that would prevent the Corporation and the Agents from relying on the exemptions from the prospectus and registration requirements of Applicable Securities Laws as contemplated by the Purchase Agreements;

(b)	the Corporation will use the proceeds from the issuance and sale of the Units for working capital and general corporate purposes;

(c)	the Corporation shall not, until the Maturity Date (as such term is defined in the Trust Indenture) enter into any Senior Creditor Transaction (as such term is defined in the Trust Indenture);

(d)	the Corporation will allow the Agents and the Agents' counsel, acting reasonably, to participate fully in the preparation of the Transaction Documents;

(e)	the Corporation will make available at reasonable times and places its senior management persons to meet with potential investors if so requested by the Agents;

(f)
the Corporation will use its commercially reasonable efforts to obtain all necessary approvals of the Exchange for the issuance of and the listing and posting of the Warrant Shares for trading on the Exchange, subject only to the filing of required documents and payment of applicable fees which cannot reasonably be filed until after the Closing Time;

(g)
the Corporation shall use its commercially reasonable efforts to maintain its (or any successors') status as a reporting issuer not in default of any Applicable Securities Laws in the Selling Jurisdictions in Canada in which it is a reporting issuer or in which it becomes a reporting issuer until 180 days after the Closing Date;

(h)
the Corporation will carry on its business in a prudent manner in accordance with industry standards and good business practice and will keep or cause to be kept proper books of accounts in accordance with applicable law; and

(i)
the Corporation will file all necessary forms and reports in connection with the issuance of the Offered Securities and the Warrant Shares with the appropriate Securities Commissions and other regulatory authorities.

5.	Agents' Covenants

Each of the Agents covenants and agrees with the Corporation that it will:

(a)
conduct its activities in connection with the proposed offer and sale of the Units in compliance with this Agreement and all Applicable Securities Laws and cause each member of the Selling Dealer Group established in connection with the distribution of the Offered Securities to acknowledge its agreement to be bound by the provisions of this Agreement;

(b)	comply with the applicable United States offering restrictions imposed by the laws of the United States and comply with the offering procedures set forth in Section 29 hereof;

(c)
not solicit subscriptions for Offered Securities, trade in Units or otherwise do any act in furtherance of a trade of Offered Securities outside of the Selling Jurisdictions except in any other jurisdiction in compliance with the applicable laws thereof, and provided that the Agents may so solicit, trade or act within such jurisdiction only with the express written consent of the Corporation and if such solicitation, trade or act is in compliance with applicable securities laws in such jurisdiction and does not: (i) obligate the Corporation to take any action to qualify or register any of its securities or any trade of any of its securities (including the distribution of the Offered Securities) in such jurisdiction; (ii) obligate the Corporation to establish or maintain any office or director or officer in such jurisdiction; or (iii) subject the Corporation to any reporting or other requirement in such jurisdiction;

(d)
obtain from each Purchaser an executed Purchase Agreement and all applicable undertakings, questionnaires and other forms required under Applicable Securities Laws or requirements of the Exchange and supplied to the Agents by the Corporation for completion in connection with the distribution of the Offered Securities; and

(e)
not advertise the proposed offering or sale of the Units in printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, nor provide or make available to prospective purchasers of Units any document or material which would constitute or require the Corporation to prepare an offering memorandum, registration statement or prospectus as defined under Applicable Securities Laws.

6.	Representations and Warranties of the Corporation

The Corporation represents and warrants to the Agents and the Purchasers, and acknowledges that the Agents and the Purchasers are relying upon such representations and warranties, as follows:

(a)
Due Incorporation. The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease and operate its properties and conduct its business, to execute and deliver this Agreement and to issue, sell and deliver the Offered Securities as contemplated herein.

(b)
Foreign Qualifications. The Corporation is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, be reasonably expected to (i) have a material adverse effect on the business, prospects, properties, management, financial condition or results of operations of the Corporation and the Subsidiary, taken as a whole, or (ii) prevent or interfere with consummation of the transactions contemplated hereunder or in connection herewith (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i) and (ii) being herein referred to as a "Material Adverse Effect").

(c)
Subsidiaries. The Corporation does not have any subsidiaries other than the Subsidiary; all of the issued and outstanding shares of common stock or other voting stock of the Subsidiary are owned or held directly by the Corporation, are registered in the Corporation's name and are validly issued as fully paid and non-assessable, and the Corporation holds all such shares of common stock with valid and marketable title thereto free and clear of any liens, pledges, charges, encumbrances, security interests or other adverse claims whatsoever (other than pursuant to the Trust Indenture, the Pledge and Security Agreement and the July Documents), the Corporation is not "affiliated" with, or a "holding corporation" of, any other body corporate (within the meaning of those terms in the BCBCA), nor is it a partner of any partnerships (other than participating in industry partnerships in the ordinary course of business) or limited partnerships, and the Corporation has no material shareholdings in any other corporation or business organization.

(d)
Public Record.  The information and statements set forth in the Public Record were true, correct, and complete and did not contain any misrepresentations, as of the date of such information or statement, and were prepared in accordance with and complied with Applicable Securities Laws and the Corporation has not filed any confidential material change reports still maintained on a confidential basis.

(e)
Description of Capital Stock.  The authorized capital of the Corporation consists of 250,000,000 Common Shares and 15,000,000 shares of preferred stock, of which 194,103,382 Common Shares and nil shares of preferred stock are currently issued and outstanding, each of which shares is validly issued as full paid and non assessable.

(f)
Authorization, Issuance. The Corporation has the corporate power and authority to enter into this Agreement and to authorize, issue and sell the Offered Securities as contemplated by this Agreement. All corporate action required to be taken by the Corporation for the authorization, issuance and sale of the Offered Securities has been duly and validly taken. The Offered Securities have been duly and validly authorized. When the Offered Securities have been issued and delivered against payment therefor as provided herein, the Offered Securities, when so issued and sold, will be legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws and general equitable principles and free of all statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and will be free of any restriction upon the voting or transfer thereof pursuant to Applicable Securities Laws or the Corporation's charter or by-laws or any agreement or other instrument to which the Corporation is a party.

(g)
Due Authorization. This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a valid, legal and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as rights to indemnity hereunder may be limited by Applicable Securities Laws and except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws of general applicability affecting the rights of creditors generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws in the United States or by federal and provincial laws in Canada, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(h)
No Violation. Neither the Corporation nor the Subsidiary is in breach or violation of or in default under (nor has any event occurred which would constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give rise to any right of termination, cancellation or acceleration under) (A) its articles of incorporation or by-laws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, provincial, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, any applicable rules and regulations of the OTC Bulletin Board (the "OTCBB") or the Exchange), or (E) any decree, judgment or order applicable to it or any of its properties; except, in the cases of clause (B), (C), (D) and (E), where such occurrence would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(i)
No Conflict. The execution, delivery and performance of this Agreement, the issuance and sale of the Offered Securities and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give rise to any right of termination, cancellation or acceleration under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Corporation or the Subsidiary pursuant to) (A) the articles of incorporation or by-laws of the Corporation or the Subsidiary, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Corporation or the Subsidiary is a party or by which any of them or any of their respective properties may be bound o affected, or (C) any federal, state, provincial, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, any applicable rules and regulations of the OTCBB or the Exchange), or (E) any decree, judgment or order applicable to the Corporation or the Subsidiary or any of their respective properties; except, in the cases of clause (B), (C), (D) and (E), where such occurrence would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(j)
No Consents Required. No approval, authorization, consent or order of or filing with any federal, state, provincial, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the shareholders of the Corporation, is required in connection with the issuance and sale of the Offered Securities or the consummation by the Corporation of the transactions contemplated hereby, other than any necessary approvals under the listing requirements of the Exchange.

(k)
No Rights. (i) Other than 16,198,892 warrants to purchase Common Shares and options to purchase up to 6,127,500 Common Shares issued no person has the right, contractual or otherwise, to cause the Corporation to issue or sell to such person any Common Shares or shares of any other capital stock or other equity interests of the Corporation, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Common Shares or shares of any other capital stock of or other equity interests in the Corporation, (iii) no person has the right to act as an agent or as a financial advisor to the Corporation in connection with the offer and sale of the Offered Securities, and (iv) no person has the right, contractual or otherwise, to cause the Corporation to register under the U.S. Securities Act any Common Shares or shares of any other capital stock of, or other equity interests or securities in, the Corporation, other than the registration rights of the purchasers in the Corporation's private placement of units of the Corporation which closed in January, 2011.

(l)
Permits. Each of the Corporation and the Subsidiary has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the failure to have or obtain such licenses, authorizations, consents and approvals would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; neither the Corporation nor the Subsidiary is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, provincial, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Corporation or the Subsidiary, except where such violation,

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default, revocation or modification would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(m)	Mining Rights.

(i)
Either the Corporation or the Subsidiary holds Mining Rights (as defined below) in respect of all of the Mineral Properties (defined below).  "Mining Rights" means marketable title, freehold title, leases, mining concessions, mining claims, licenses of occupation, participating interests or other conventional property or proprietary interests or rights recognized in the jurisdiction in which a particular property is located, in respect of the ore bodies and minerals located therein under valid, subsisting and enforceable title documents, or other recognized and enforceable agreements or instruments, sufficient to permit the Corporation or the Subsidiary to explore for mineral deposits relating thereto, free and clear of any liens, charges or encumbrances.  "Mineral Properties" means the material mineral properties of the Corporation as disclosed in the Documents, including, without limitation, the "Borealis Property" located along the Aurora-Bodie trend in the State of Nevada.

(ii)
All material Mining Rights in which the Corporation or the Subsidiary holds an interest or right have been validly registered and recorded in accordance with all applicable laws and are valid and subsisting, and each of the Mining Rights and each of the documents, agreements and instruments and obligations relating thereto is currently in good standing in the name of the Corporation or the Subsidiary.

(iii)
Neither the Corporation nor the Subsidiary has received any notice of the revocation, adverse modification or cancellation of, or any intention to revoke, adversely modify or cancel, any of the instruments conferring Mining Rights in respect of the Mineral Properties.

(iv)
The disclosure regarding the Mineral Properties and Mining Rights of the Corporation and the Subsidiary in the Documents, accurately describes all material facts regarding the Mineral Properties and all material Mining Rights held by the Corporation and the Subsidiary, and no other material property or assets are necessary for the conduct of the business of the Corporation and the Subsidiary as currently conducted; except as disclosed in the Documents the Corporation does not know of any claim or the basis for any claim that might or could materially and adversely affect the Corporation’s right to use, transfer or explore for mineral deposits on such Mineral Properties and, except as disclosed in the Documents the Corporation and the Subsidiary hold interests in such Mineral Properties free and clear of any material liens, charges or encumbrances and no material commission, royalty, license fee or similar payment to any person with respect to the Mineral Properties is payable.

(v)
All exploration activities on the Mineral Properties by the Corporation or its Subsidiary have been conducted in all material respects in accordance with good exploration practices and in compliance with all applicable laws, regulations and policies in all material respects.

(n)	Technical Reports.

(i)
The Technical Report complied in all material respects with the requirements of NI 43-101 at the time of filing thereof and the Technical Report reasonably presents the quantity of mineral resources attributable to the properties evaluated therein as of the date stated therein based upon information available at the time the Technical Report was prepared; the Corporation made available to the authors of the Technical Report, prior to the issuance thereof and for the purpose of preparing such report, all information requested by them, which information did not contain any misrepresentation at the time such information was so provided.

(ii)	All of the material assumptions underlying the reserve and resource estimates in the Technical Report are, to the extent known to the Corporation, reasonable and appropriate.

(iii)
Each of the authors and consultants of the Technical Report was, at the time of the Technical Report, "independent" (as such term is defined in NI 43-101). To the Corporation’s knowledge, each such author continues to qualify as being "independent" (as such term is defined in NI 43-101).

(iv)
The Corporation is in compliance in all material respects with the provisions of NI 43-101 and has filed all technical reports required thereby and there has been no change to the Technical Report or the properties evaluated therein of which the Corporation is aware that would require the filing of new technical reports under NI 43-101.

(o)
Legal Proceedings. There are no actions, suits, claims, investigations or proceedings pending or, to the Corporation’s knowledge, threatened or contemplated, to which the Corporation or the Subsidiary or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, provincial, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority or the OTCBB or the Exchange, except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Corporation or the Subsidiary, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(p)
Independent Accountants.  DeCoria Maichel & Teague, is an independent registered public accountant with respect to the Corporation as required by the Applicable Securities Laws, and by the rules of the Public Company Accounting

Oversight Board and, to the best of the Corporation's knowledge, is registered as such.

(q)
Financial Statements. The Financial Statements, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Corporation and the Subsidiary as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Corporation for the periods specified have been prepared in compliance with the applicable requirements of the U.S. Securities Act and the U.S. Exchange Act and in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved.

(r)
Absence of Material Changes.  Subsequent to the respective date of the Financial Statements there has not been (i) any event or occurrence that, individually or in the aggregate, has resulted in or may result in a Material Adverse Effect, (ii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Corporation or the Subsidiary, which, individually or in the aggregate, has resulted in or may result in a Material Adverse Effect, (iii) any change in the capital stock of the Corporation, except for the issuance of stock pursuant to the exercise of stock options or warrants outstanding, or pursuant to the equity incentive plans of the Corporation then in effect, or outstanding indebtedness of the Corporation or the Subsidiary, or (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Corporation or the Subsidiary.

(s)
Not an Investment Company. Neither the Corporation nor the Subsidiary is, and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof, none of them will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

(t)
Good Title to Property.  The Corporation and the Subsidiary have good and marketable title to all of their respective properties, free and clear of all liens, claims, security interests or other encumbrances, except as described in the Documents such as would not individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of the properties held under lease by the Corporation or the Subsidiary are held thereby under valid, subsisting and enforceable leases except such as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(u)
Material Contracts. Except such as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, each material contract, agreement and license, to which the Corporation or its Subsidiary is bound (all of which are set forth in Schedule D hereto), is legal, valid, binding, enforceable and in full force and effect against the Corporation or the Subsidiary, as applicable, and, to the knowledge of the Corporation, each other party thereto, except to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and (ii) the availability of specific performance, injunctive relief and other equitable remedies. Neither the Corporation nor its Subsidiary nor, to the Corporation's knowledge, any other party, is in material breach or default with respect to any such contract, agreement or license. To the Corporation's knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license. No party has repudiated any material provision of any such contract, agreement or license.

(v)
Intellectual Property. The Corporation and the Subsidiary own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Documents, as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted except such as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect (collectively, "Intellectual Property"); to the Corporation's knowledge, there are no third parties who have, or will be able to establish, rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which is licensed to the Corporation and the license rights of any third parties to which the Intellectual Property is licensed; to the knowledge of the Corporation, there is no infringement by third parties of any material Intellectual Property; there is no pending or, to the Corporation's knowledge, threatened, action, suit, proceeding or claim by any third party challenging the Corporation's rights in or to any material Intellectual Property, and the Corporation is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; there is no pending or, to the Corporation's knowledge, threatened, action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any material Intellectual Property, and the Corporation is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; there is no pending or, to the Corporation’s knowledge, threatened, action, suit, proceeding or claim by others that the Corporation or the Subsidiary infringes or otherwise violates, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Corporation is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; the Corporation and the Subsidiary have complied in all material respects with the terms of each agreement pursuant to which any material Intellectual Property has been licensed to the Corporation or the Subsidiary, and all such agreements are in full force and effect except such as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; to the knowledge of the Corporation, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any material Intellectual Property or that challenges the validity, enforceability or scope of any material Intellectual Property; to the nowledge of the Corporation, there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office.

(w)
Labor Matters. Neither the Corporation nor the Subsidiary is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Corporation's knowledge, threatened against the Corporation or the Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Corporation’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Corporation’s knowledge, threatened against the Corporation or the Subsidiary and (C) no union representation dispute currently existing concerning the employees of the Corporation or the Subsidiary; (ii) to the Corporation's knowledge, no union organizing activities are currently taking place concerning the employees of the Corporation or the Subsidiary; and (iii) there has been no violation of any federal, state, provincial, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws, any provision of the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN Act"), or the WARN Act’s state, provincial, foreign or local equivalent, or any provision of the Employee Retirement Income Security Act of 1974 ("ERISA"), or the rules and regulations promulgated thereunder concerning the employees of the Corporation or the Subsidiary; the Corporation and the Subsidiary are in compliance with all presently applicable provisions of ERISA, except where such non-compliance would not be reasonably expected to result in a Material Adverse Effect; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) to which the Corporation or the Subsidiary contributes or which the Corporation or the Subsidiary maintains; the Corporation and the Subsidiary has not incurred and does not expect to incur liability under (x) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (y) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Corporation or the Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(x)
Compliance with Environmental Laws. Except as disclosed in the Documents, the Corporation and the Subsidiary and their respective properties, assets and operations are in compliance with, and the Corporation and the Subsidiary hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; there are no past, present or, to the Corporation’s knowledge, reasonably anticipated future, events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Corporation or the Subsidiary under, or to interfere with or prevent compliance by the Corporation or the Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or as disclosed in the Documents, neither the Corporation nor the Subsidiary (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Corporation’s knowledge, threatened, action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, "Environmental Law" means any federal, state, provincial, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(y)
Taxes. The Corporation and its Subsidiary have paid all federal, state, local, provincial and foreign taxes and filed all tax returns required to be filed through the date hereof (except for (i) any taxes that are being disputed in good faith by appropriate proceedings and for which the Corporation or the Subsidiary, as appropriate, holds adequate reserves in accordance with GAAP and (ii) those returns for which a request for extension has been filed); and there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Corporation or the Subsidiary or any of their respective properties or assets.

(z)
Insurance. The Corporation and the Subsidiary maintain insurance covering their respective properties, operations, personnel and businesses as the Corporation reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Corporation and the Subsidiary and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Time, as applicable; neither the Corporation nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(aa)

(aa)
Termination of Contracts. Neither the Corporation nor the Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Documents, and no such termination or non-renewal has been threatened by the Corporation or the Subsidiary or, to the Corporation’s knowledge, any other party to any such contract or agreement, except for such terminations or non-renewals which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(bb)
Accounting Controls. The Corporation and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)
Disclosure Controls; Sarbanes-Oxley Act. The Corporation has established and maintains and evaluates "disclosure controls and procedures" (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the U.S. Exchange Act) and "internal control over financial reporting" (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the U.S. Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Corporation, including its consolidated subsidiaries, is made known to the Corporation's Chief Executive Officer and its Chief Financial Officer by others within those entities, and, except as disclosed in the Corporation’s filings with the SEC, and as of the date of the Corporation’s most recent evaluation, such disclosure controls and procedures are effective to perform the functions for which they were established; to the Corporation's knowledge, the Corporation's independent auditors and the Audit Committee of the Board of Directors of the Corporation have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal control over financial reporting which could adversely affect the Corporation's ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Corporation's internal control over financial reporting; all material weaknesses, if any, in internal control over financial reporting have been identified to the Corporation's independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal control over financial reporting, there have been no significant changes in internal control over financial reporting or in other factors that could be reasonably expected to significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses, except for those that are disclosed in the Corporation's filings with the SEC or those that are intended to remediate or otherwise improve upon the Corporation's disclosure controls and procedures and internal control over financial reporting; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Corporation have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the SEC, and the statements contained in each such certifications, are complete and correct in all material respects as of the dates such certifications were made; the Corporation, the Subsidiary and the Corporation's directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder.

(dd)
Forward-Looking Statements. Each "forward-looking statement" (within the meaning of Section 27A of the U.S. Securities Act or Section 21E of the U.S. Exchange Act) contained in the Documents, if any, has been made or reaffirmed with a reasonable basis and in good faith.

(ee)
Statistical and Market-Related Data. All statistical or market-related data included or incorporated by reference in the Documents, are based on or derived from sources that the Corporation reasonably believes to be reliable and accurate, and the Corporation has obtained the written consent to the use of such data from such sources to the extent required.

(ff)
Corrupt Practices. Neither the Corporation nor the Subsidiary nor, to the knowledge of the Corporation, any director, officer, agent, employee, representative or affiliate of the Corporation or the Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Corporation, the Subsidiary and, to the knowledge of the Corporation, its affiliates, have taken all steps reasonably necessary to ensure continued compliance therewith.

(gg)
Money Laundering Laws. The operations of the Corporation and the Subsidiary are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable and material money laundering statutes of all jurisdictions in which the Corporation operates or has operated and the rules and regulations thereunder (collectively, "Money Laundering Laws"); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Corporation or the Subsidiary with respect to Money Laundering Laws is pending or, to the Corporation’s knowledge, threatened.

(hh)
OFAC. Neither the Corporation nor the Subsidiary nor, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or the Subsidiary is currently subject to any U.S. sanctions administered by the

Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Corporation will not, directly or indirectly, use the proceeds of the offering of the Offered Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to the Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii)
Dividends. The Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Corporation, from making any other distribution on the Subsidiary’s capital stock, from repaying to the Corporation any loans or advances to the Subsidiary from the Corporation or from transferring any of the Subsidiary’s property or assets to the Corporation.

(jj)
Preemptive Rights. The issuance and sale of the Offered Securities as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Corporation to have any right to acquire any shares of preferred stock of the Corporation.

(kk)
U.S. Exchange Act Registration. The Common Shares are registered pursuant to Section 12(g) of the U.S. Exchange Act, the Common Shares are quoted for trading on the OTCBB and listed on the Exchange, and the Corporation has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the U.S. Exchange Act, ending quotations of the Common Shares on the OTCBB or delisting the Common Shares from the Exchange, nor has the Corporation received any notification that the SEC, the OTCBB or the Exchange is contemplating terminating such quotation, registration or listing.

(ll)
Brokers Fees. Except pursuant to this Agreement, neither the Corporation nor the Subsidiary has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(mm)
No Price Stabilization. Neither the Corporation nor the Subsidiary nor any of their respective directors, officers or, to the knowledge of the Corporation, any of their affiliates or controlling persons, has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to, cause or result in the stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of the Offered Securities.

(nn)
Corporate Records. The minute books of the Corporation and the Subsidiary representing all existing records of all meetings and actions of the board of directors (including all committees of the board of directors) and stockholders of the Corporation and the Subsidiary (collectively, the "Corporate Records") through the date of the latest meeting and action have been furnished to the

Agents. All such Corporate Records are complete and accurately reflect, in all material respects, all transactions referred to in such Corporate Records. There are no material transactions, agreements or other actions that have been consummated by the Corporation or the Subsidiary that are not properly approved and/or recorded in the Corporate Records of the Corporation and the Subsidiary.

(oo)
Federal Reserve Board. Neither the Corporation nor the Subsidiary owns any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Offered Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered Securities to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

(pp)
Rating Organization. As of the date of this Agreement there were not, and as of the Closing Time, there will not be, any securities of or guaranteed by the Corporation or the Subsidiary that are rated by a "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) promulgated under the U.S. Securities Act.

(qq)
U.S. Exchange Act Requirements. The Corporation has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the U.S. Exchange Act during the preceding twelve (12) months.

(rr)
Transfer Agent.  Computershare Trust Company of Canada at its principal offices in the City of Vancouver, British Columbia is the duly appointed registrar and transfer agent of the Corporation with respect to its Common Shares and the trustee pursuant to the Trust Indenture.

(ss)
Reporting Issuer in Canada. The Corporation is a "reporting issuer" in each of British Columbia, Alberta, Saskatchewan and Ontario within the meaning of the Applicable Securities Laws in such provinces and is not in default of any requirement of Canadian Securities Laws, except such as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(tt)	Representations and Warranties. The representations and warranties made by the Corporation in the Purchase Agreements will be true and correct as of the date at which they are made.

(uu)
Warrants. The Corporation has the corporate power and authority to issue the Warrants and to perform its obligations thereunder. The Warrants have been duly authorized and constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws of general applicability affecting the rights of creditors generally, and (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws in the United States or under the Canadian Securities Laws in Canada. The Warrant Shares have been duly authorized and reserved for issuance, and when issued to the holder(s) of the Warrants in accordance with the terms of the Warrants against payment therefor, will be validly issued, fully paid and nonassessable. The Warrant Shares when issued upon exercise of the Warrants will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal and restrictions upon voting and transfer (except for applicable transfer restrictions under the U.S. Securities Act and any applicable state securities laws). The offering and issuance of the Warrants and the Warrant Shares are pursuant to an exemption from the registration requirements of the U.S. Securities Act.

In addition to the foregoing representations and warranties, any certificate signed by any officer of the Corporation or the Subsidiary and delivered to the Agents in connection with the Offering shall be deemed to be a representation and warranty by the Corporation to the Agents as to the matters covered thereby.

7.	Conditions

The obligations of the Agents hereunder shall be conditional upon the Agents receiving, and the Agents shall have the right on the Closing Date on behalf of Purchasers to withdraw all Purchase Agreements delivered and not previously withdrawn by Purchasers unless the Agents receive, at the Closing Time:

(a)
a legal opinion of the Corporation's Canadian counsel (addressed to the Agents, the Purchasers and the Agents' counsel) in form and substance satisfactory to the Agents, acting reasonably, relating to the offering, issuance and sale of the Offered Securities and the issuance of the Warrant Shares, including, without limitation, the matters set forth in Schedule A and as to all other legal matters, including compliance with Applicable Securities Laws in the Selling Jurisdictions in Canada, in any way connected with the offering, issuance, sale and delivery of the Offered Securities and the issuance of the Debentures, Warrants and Warrant Shares as the Agents may reasonably request.

It is understood that the Corporation's Canadian counsel may rely on the opinions of local counsel acceptable to them as to matters governed by the laws of jurisdictions other than British Columbia, Alberta and Ontario and on certificates of officers of the Corporation, the transfer agent of the Common Shares and the auditors of the Corporation as to relevant matters of fact.

(b)
a legal opinion of the Corporation's US counsel (addressed to the Agents, the Agents' Counsel and the Purchasers), in form and substance satisfactory to the Agents, acting reasonably, relating to the matters set forth in Schedule B and as to all other legal matters as the Agents may reasonably request;

(c)
a legal opinion of the Corporation's counsel in Nevada (addressed to the Agents, the Purchasers and the Agents' counsel) in form and substance satisfactory to the Agents, acting reasonably, relating to the matters set forth in Schedule C and as to all other legal matters as the Agents may reasonably request;

(d)
a certificate of the Corporation dated the Closing Date, addressed to the Agents and the Purchasers and signed on the Corporation's behalf by any two senior officers or directors of the Corporation satisfactory to the Agents, acting reasonably, certifying that:

(i)
the Corporation has complied with and satisfied all terms and conditions of the Transaction Documents on its part to be complied with or satisfied at or prior to the Closing Time, other than those which have been waived in writing by the Agents;

(ii)	the representations and warranties of the Corporation set forth in the Transaction Documents are true and correct, in all material respects, at the Closing Time, as if made at such time;

(iii)	no event of a nature referred to in Subsection 12(a), (b), (d) or (e) has occurred or to the knowledge of such officers is pending, contemplated or threatened;

(iv)
the Corporation has made and/or obtained, on or prior to the Closing Time, all necessary filings, approvals, consents and acceptances of applicable regulatory authorities, and under any applicable agreement or document to which the Corporation is a party or by which it is bound, required for the execution and delivery of the Transaction Documents, the offering and sale of the Offered Securities and the issuance of the Warrant Shares in the Selling Jurisdictions and the consummation of the other transactions contemplated hereby (subject to completion of filings with, and the payment of fees to, certain regulatory authorities following the Closing Date);

(v)	there have been no material changes to the Due Diligence Session Responses; and

(vi)	such other matters as may be reasonably requested by the Agents or the Agents' counsel;

and the Agents shall have no knowledge to the contrary;

(e)	evidence satisfactory to the Agents, acting reasonably, that the Corporation has obtained all necessary approvals of the Exchange for the issuance of the Offered Securities and the Warrant Shares;

(f)
definitive certificates representing, in the aggregate, all of the Offered Securities subscribed for or purchased registered in such name or names as the Agents shall notify the Corporation in writing not less than 24 hours prior to the Closing Time, provided such certificates registered in such names may, subject to receipt by the Corporation and the Trustee of a satisfactory indemnity, be delivered in advance of the Closing Date to the Agents or such other parties in such locations as the Agents may direct and the Agents and the Corporation may agree;

(g)	executed copies of this Agreement and the Transaction Documents, each in form and substance reasonably satisfactory to the Agents and the Agents' counsel;

(h)	evidence of registration of security interests created pursuant to the Transaction Documents in form and substance satisfactory to the Agents and the Agents' counsel;

(i)	such further and other documentation as may be contemplated by this Agreement or the Transaction Documents that may reasonably be requested by the Agents or the Agents' counsel; and

(j)	the Agents having completed due diligence with respect to the Corporation and its Subsidiary that is satisfactory to the Agents, acting reasonably.

The foregoing conditions are for the sole benefit of the Agents and may be waived in whole or in part by the Agents at any time and, without limitation, the Agents shall have the right, prior to the Closing Time, on behalf of potential subscribers, to withdraw all Purchase Agreements delivered and not previously withdrawn or rescinded by such persons. If any of the foregoing conditions are not met, the Agents may terminate their obligations under this Agreement without prejudice to any other remedies they may have.

8.	Closing

The issue and sale of the Offered Securities shall be completed at the Closing Time at the offices of the Corporation's Canadian Counsel in Toronto or at such other place as the Corporation and the Agents may agree. Subject to the conditions set forth in Section 7, the Agents, on the Closing Date, shall deliver to the Corporation:

(a)
all completed Purchase Agreements duly executed by the Purchasers (including any applicable documents and schedules specifically referred to in the Purchase Agreements), in form and substance reasonably satisfactory to the Corporation and the Corporation's counsel; and

(b)	a wire transfer of funds to the Corporation in an amount equal to the aggregate of all subscriptions for Offered Securities delivered to and accepted by the Corporation;

against delivery by the Corporation of:

(c)	definitive certificates referred to in Subsection 7(f) representing, in the aggregate, all of the Offered Securities subscribed for; and

(d)	such further documentation as may be contemplated by this Agreement or that may reasonably be requested by the Agents' counsel.

The Corporation may not reject any properly completed Purchase Agreement which is in compliance with Applicable Securities Laws, unless the number of Offered Securities subscribed for or purchased pursuant to all Purchase Agreements tendered by the Agents exceeds the maximum number of Offered Securities to be sold under this Agreement, in which case Purchase Agreements representing the over-allotment shall, in consultation with the Agents, be rejected or accepted, unless the acceptance of such Purchase Agreement may breach or violate any Applicable Securities Laws.

9.	Fees

In consideration for the Agents' services hereunder, the Corporation agrees to pay to the Agents a fee equal to the amount of 6.5% of the aggregate gross proceeds of the sale of the Units, and for which the subscription is accepted by the Corporation, which aggregate fee of up to $325,000 shall be payable on the Closing Date.

The foregoing fee referred to in this Section 9 may, at the sole option of the Agents, be deducted from the aggregate gross proceeds of the sale of the Offered Securities and withheld for the account of the Agents.

10.	Expenses

Whether or not the transactions contemplated herein shall be completed, all costs and expenses of or incidental to the creation, issue, sale or distribution of the Offered Securities shall be borne by the Corporation, including, without limitation, all costs and expenses of or incidental to the private placement of the Offered Securities, the fees and expenses of the Corporation's counsel, agent counsel retained by the Corporation's counsel, the Corporation's auditors, the Corporation's engineers, the Trustee, the reasonable out-of-pocket expenses of the Agents, including, but not limited to, travel and road show expenses and the Agents' legal fees (to a maximum of $35,000, exclusive of taxes) and expenses, and all other costs and expenses relating to the transactions contemplated herein.

The foregoing fees referred to in this Section 10 may, at the sole option of the Lead Agent, be deducted from the aggregate gross proceeds of the sale of the Offered Securities and withheld for the account of the Agents.

11.	Waiver

The Agents may, in respect of the Corporation, waive in whole or in part any breach of, default under or non-compliance with any representation, warranty, covenant, term or condition hereof, or extend the time for compliance therewith, without prejudice to any of its rights in respect of any other representation, warranty, covenant, term or condition hereof or any other breach of, default under or non-compliance with any other representation, warranty, covenant, term or condition hereof, provided that any such waiver or extension shall be binding on the Agents only if the same is in writing.

12.	Termination Events

Each of the Agents may terminate their obligations hereunder, without any liability on such Agent's part, by written notice to the Corporation, in the event that after the date hereof and at or prior to the Closing Time:

(a)
any order to cease or suspend trading in any securities of the Corporation, or prohibiting or restricting the distribution of the Offered Securities or the Warrant Shares is made, or proceedings are announced, commenced or threatened for the making of any such order, by any securities commission or similar regulatory authority, the Exchange or by any other competent authority, and the same has not been rescinded, revoked or withdrawn;

(b)
any inquiry, investigation or other proceeding (whether formal or informal) in relation to the Corporation or any of its directors or officers is announced or commenced by any securities commission or similar regulatory authority, the Exchange or by any other competent authority or any order is issued under or pursuant to any statute of Canada or of any of the provinces of Canada, or any other applicable law or regulatory authority (unless based on the activities or alleged activities of the Agent or its agents), or there is any change of law, regulation or policy or the interpretation or administration thereof, which, in the sole opinion of the Agent, acting reasonably, materially adversely affects, or may materially adversely affect, the Corporation, the trading in the Common Shares or the distribution of the Offered Securities or the Warrant Shares;

(c)
there should develop, occur or come into effect or existence any event, action, state, condition (including, without limitation, terrorism or accident) or major financial occurrence of national or international consequence, or any action by government, law or regulation, or any other such occurrence of any nature whatsoever, which, in the sole opinion of the Agent, acting reasonably, materially adversely affects or involves, or might be expected to materially adversely affect or involve, the financial markets or the business, operations or affairs of the Corporation;

(d)
there should occur any change, event, fact or circumstance (actual, contemplated or threatened) of a nature referred to in Subsection 3(a) hereof or any development that could result in such a change, event, fact or circumstance, any of which, in the opinion of the Agent, as determined by the Agent in its sole discretion, acting reasonably, could reasonably be expected to have a material adverse effect on the business, operations or affairs of the Corporation or the market price or value or the marketability of the Offered Securities or the Warrant Shares;

(e)
the Agent, acting reasonably, determines that the Corporation shall be in breach of, default under or non-compliance with any material representation, warranty, covenant, term or condition of this Agreement or the Purchase Agreements;

(f)
the Agent shall become aware, as a result of its due diligence review (including the Due Diligence Session) or otherwise, of any adverse material information, fact or change (determined solely by the Agent, acting reasonably) with respect to the Corporation which had not been publicly disclosed or disclosed in writing to the Agent prior to the date hereof or which occurred after the effective date hereof but prior to the Closing Time; or

(g)	the state of the financial markets in Canada or the United States becomes such that the Units cannot, in the opinion of the Agent, acting reasonably, be profitably marketed,

in any of which cases, the Agent shall be entitled, at its option, to terminate and cancel its obligations to the Corporation under this Agreement and the obligations of any Purchaser under any Purchase Agreement.

13.	Continuation of Termination Right

Each of the Agents may exercise any or all of the rights provided for in Section 7, Section 11 or Section 12 notwithstanding any material change, change, event or state of facts and notwithstanding any act or thing taken or done by the Agent or any inaction by the Agent, whether before or after the occurrence of any material change, change, event or state of facts including, without limitation, any act of the Agent related to the offering or continued offering of the sale of the Offered Securities.  An Agent shall only be considered to have waived or be estopped from exercising or relying upon any of its rights under or pursuant to Section 7, Section 11 or Section 12 if such waiver or estoppel is in writing and specifically waives or estops such exercise or reliance.

14.	Exercise of Termination Right

Any termination pursuant to the terms of this Agreement shall be effected by notice in writing delivered to the Corporation, with a copy to the other Agent, prior to the Closing Time, provided that no termination shall discharge or otherwise affect any obligation of the Corporation under Section 10, Section 15, Section 16, Section 17, Section 18 or Section 19.  The rights of the Agents to terminate their obligations hereunder are in addition to, and without prejudice to, any other remedies they may have.

15.	Survival

All representations, warranties, covenants, terms and conditions herein or contained in certificates or documents submitted pursuant to or in connection with the transactions contemplated herein shall survive the payment by the Agents for the Offered Securities and the issuance of the Offered Securities and shall continue in full force and effect for the benefit of the

Agents and the Purchasers regardless of any investigation by or on behalf of the Agents with respect thereto.

16.	Indemnity

The Corporation (the "Indemnitor") shall indemnify and save harmless the Agents and their respective affiliates, shareholders, directors, officers, partners, employees and agents (collectively, the "Indemnified Parties") from and against all actual or threatened claims, demands, actions, suits, investigations and proceedings (collectively, "Proceedings") and all losses (other than loss of profits), costs, expenses, fees, damages, obligations, payments and liabilities (collectively, "Liabilities") (including, without limitation, all statutory duties and obligations, and, subject to Section 18, all amounts paid to investigate, defend and settle any action or to satisfy any judgment or award and all legal fees and disbursements actually incurred) which now or any time hereafter are suffered or incurred by reason of any event, act or omission in any way caused by, or arising directly or indirectly from or in consequence of:

(a)
any information or statement contained in any part of the Public Record (other than any information or statement relating solely to the Agents and furnished to the Corporation by the Agents in writing expressly for inclusion in any part of the Public Record) or contained in this Agreement or any certificate or other document delivered by or on behalf of the Corporation to the Agents hereunder which is or is alleged to be untrue or any omission or alleged omission to provide any information or state any fact the omission of which makes or is alleged to make any such information or statement untrue or misleading in light of the circumstances in which it was made;

(b)
any misrepresentation or alleged misrepresentation (except a misrepresentation which is based upon information relating to the Agents and furnished to the Corporation by the Agents in writing expressly for inclusion in the Public Record) contained in the Public Record;

(c)
any prohibition or restriction of trading in the securities of the Corporation or any prohibition or restriction affecting the distribution of the Offered Securities, the Warrants or the Warrant Shares (not based upon the activities or the alleged activities of the Agents or the Selling Dealer Group members, if any) imposed by any of the Securities Commissions, the SEC or any other competent authority;

(d)
any order made or any inquiry, investigation (whether formal or informal) or other proceeding commenced or threatened by any of the Securities Commissions or any other one or more competent authorities (not based upon the activities or the alleged activities of the Agents or the Selling Dealer Group members, if any) into the affairs of the Corporation or its Subsidiary or any of its directors, officers or principal shareholders or relating to or affecting the trading or distribution of the Offered Securities, the Warrants or the Warrant Shares;

(e)	any breach of, default under or non-compliance by the Corporation with any representation, warranty, term or condition of the Transaction Documents or any certificate or document, delivered pursuant thereto or any requirement of Applicable Securities Laws; or

(f)	the exercise by any purchaser of Offered Securities of any contractual or statutory right of rescission in connection with the purchase thereof,

provided that in the event and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made or a regulatory authority in a final ruling from which no appeal can be made shall determine that such Proceedings or Liabilities resulted solely from the negligence, fraud or wilful misconduct of any Indemnified Party claiming indemnity, this indemnity shall not apply to such Proceeding or Liability.

The Corporation hereby waives its right to recover contribution from the Agents with respect to any liability of the Corporation by reason of or arising out of any misrepresentation in the Documents or any part of the Public Record provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of or arising out of: (i) any misrepresentation which is based upon information relating solely to the Agents contained in such document and furnished in writing to the Corporation by the Agents expressly for inclusion in such document; or (ii) any failure by the Agents to provide to prospective purchasers of Offered Securities any document which the Corporation is required to provide to such prospective purchasers and which the Corporation has provided to the Agents to forward to such prospective purchasers.

17.	Notice of Indemnity Claim

If any Proceeding is brought, instituted or threatened in respect of any Indemnified Party which may result in a claim for indemnification under this Agreement, such Indemnified Party shall promptly after receiving notice thereof notify the Corporation of the nature of such claim  and the Corporation shall be entitled (but not required) to assume conduct of the defence thereof and retain counsel on behalf of the Indemnified Party who is satisfactory to the Indemnified Party, acting reasonably, to represent the Indemnified Party in such Proceeding and the Corporation shall pay the fees and disbursements of such counsel and all other expenses of the Indemnified Party relating to such Proceeding as incurred.  Failure to so notify the Corporation shall not relieve the Corporation from liability except and only to the extent that the failure materially prejudices the Corporation.  If the Corporation assumes conduct of the defence for an Indemnified Party, the Indemnified Party shall fully cooperate in the defence including without limitation the provision of documents, appropriate officers and employees to give witness statements, attend examinations for discovery, make affidavits, meet with counsel, testify and divulge all information reasonably required to defend or prosecute the Proceedings.

In any such Proceeding the Indemnified Party shall have the right to employ separate counsel and to participate in the defence thereof if:

(a)
the Indemnified Party has been advised in writing by counsel that there may be a reasonable legal defense available to the Indemnified Party that is different from or in addition to those available to the Corporation or that a conflict of interest exists or reasonably may exist which makes representation by counsel chosen by the Corporation not advisable (in which case the Corporation shall not have the right to assume the defense of such proceedings on behalf of the Indemnified Person);

(b)	the Indemnitor shall not have undertaken the defense of such proceedings, or indicated its intent to do so, and employed counsel within ten days after notice of commencement of such proceedings; or

(c)	the employment of such counsel has been authorized by the Corporation in connection with the defense of such proceeding;

in which event the fees and disbursements of such counsel (on a solicitor and his client basis) shall be paid by the Corporation.  It being understood, however, that the Corporation shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) in each jurisdiction for all such Indemnified Parties.

18.	Admission of Liability

No admission of liability and no settlement of any Proceeding shall be made by the Corporation without the prior written consent of the Indemnified Parties affected, such consent not to be unreasonably withheld.  No admission of liability and no settlement of any Proceeding shall be made by an Indemnified Party without the prior written consent of the Corporation and the other Indemnified Parties affected, such consent not to be unreasonably withheld.

19.	Right of Contribution

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Agreement is due in accordance with its terms but is (in whole or in part), for any reason, held by a court to be unavailable from the Corporation on grounds of policy or otherwise, each of the Corporation and the party or parties seeking indemnification shall contribute to the aggregate Liabilities (or Proceedings in respect thereof) to which they may be subject or which they may suffer or incur:

(a)	in such proportion as is appropriate to reflect the relative benefit received by the Corporation on the one hand and by the Agent on the other hand from the offering of the Offered Securities; or

(b)
if the allocation provided by Subsection 19(a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Subsection 19(a) but also to reflect the relative fault of the party or parties seeking indemnity, on the one hand, and the parties from whom indemnity is sought, on the other hand, in connection with the statement, omission, misrepresentation or alleged misrepresentation, order, inquiry, investigation or other matter or thing which resulted in such Liabilities, as well as any other relevant equitable considerations.

The relative benefits received by the Corporation, on the one hand, and the Agent, on the other hand, shall be deemed to be in the same proportion that the total proceeds of the Offering received by the Corporation (net of fees but before deducting expenses) bear to the fees received by the Agent.

The amount paid or payable by the Indemnitor as a result of any Proceedings or Liabilities shall, without limitation, include any legal or other expenses reasonably incurred by the Indemnified Person in connection with investigating or defending such Liabilities (or Proceedings in respect thereof), whether or not resulting in any action, suit, proceeding or claim.

The Corporation agrees that it would not be just and equitable if contributions pursuant to this Agreement were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding sections.

Any liability of an Agent under this Section 19 shall be limited to the amount paid to such Agent pursuant to Section 9(a).

The rights to indemnity and right of contribution provided in the foregoing sections shall be in addition to, and without prejudice to and not in derogation of, any other right to contribution which the Indemnified Parties may have by statute or otherwise at law or in equity.  Subject to Section 16, the Indemnitor waives all rights of contribution that it may have against any Indemnified Party relating to any Liability in respect of which the Indemnitor has agreed to indemnify the Indemnified Parties hereunder.

It is the intention of the Corporation to constitute the Agents as trustee for the Indemnified Parties for the purposes of Section 15, Section 16, Section 17, Section 18 and Section 19 and the Agents shall be entitled, as trustee, to enforce such covenants on behalf of any other Indemnified Parties and the Agents agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

If any Proceeding is brought in connection with the transactions contemplated by this Agreement and an Indemnified Party or other representative of the Agents is required to testify in connection therewith or is required to respond to procedures designed to discover information relating thereto, the Agents will have the right to employ their own counsel in connection therewith, and the reasonable fees and disbursements of such counsel in connection therewith as well as its reasonable fees at the normal per diem rate for its directors, officers, employees and agents involved in preparation for and attendance at such Proceeding or in so responding and any other reasonable costs and out-of-pocket expenses incurred by them in connection therewith will be paid by the Corporation as they are incurred.

The obligations under the indemnity and right of contribution provided herein shall apply whether or not the transactions contemplated by this Agreement are completed and shall survive the completion of the transactions contemplated under this Agreement and the termination of this Agreement.

20.	Entire Agreement

It is understood that the terms and conditions of this Agreement supersede any previous verbal or written agreement between the Agents and the Corporation with respect to the issuance of securities by the Corporation and including, without limitation, the agreement constituted by the acceptance of the letter dated November 14, 2011 from the Agents to the Corporation.

21.	Authority to Bind Agents

The Corporation shall be entitled to and shall act on any notice, waiver, extension or communication given by or on behalf of the Agents by the Lead Agent, which shall represent the Agents and which shall have the authority to bind the Agents in respect of all matters hereunder, except in respect of any settlement under Sections 16, 17, 18 or 19 or any matter referred to in Sections 12, 13 or 14.

22.	Notices

Any notice or other communication to be given hereunder shall, in the case of notice to be given to the Corporation, be addressed to:

Gryphon Gold Corporation
611 N Nevada Street
Carson City, NV
89703
Attention:                      John L. Key
Telecopy No.:               (604) 608-3262

with a copy to:

Borden Ladner Gravis LLP
40 King Street West
44th Floor
Toronto, Ontario
M5H 3Y4
Attention:                      Philippe Tardif
Telecopy No.:               (416) 367-6749

with a copy to:

Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, Colorado
80202
Attention:                      Kenneth Sam
Telecopy No.:               (303) 629-3450

and, in the case of notice to be given to the Agents, be addressed to:

Acumen Capital Finance Partners Limited.
Suite 700, 404 – 6th Avenue S.W.
Calgary, Alberta
T2P 0R9
Attention:                      Kelly Hughes
Telecopy No.:                (403) 571-0310

and to:

Roth Capital Partners, LLC
24 Corporate Plaza Drive,
Newport Beach, California
92660
Attention:                      John Dalphonsi
Telecopy No.:       (310) 445-5864

with a copy to:

Blake, Cassels & Graydon LLP
Suite 3500, Bankers Hall East
855 – 2nd Street S.W.
Calgary, Alberta
T2P 4J8
Attention:                      William Van Horne
Telecopy No.:               (403) 260-9700

or to such other address as the party may designate by notice given to the others. Each communication shall be personally delivered to the addressee or sent by facsimile transmission to the addressee, and:

(a)
a communication which is personally delivered shall, if delivered before 4:30 p.m. (local time) on a business day, be deemed to be given and received on that day and, in any other case be deemed to be given and received on the first business day following the day on which it is delivered; and

(b)
a communication which is sent by facsimile transmission shall, if sent on a business day before 4:30 p.m. (local time), be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first business day following the day on which it is sent.

23.	Trust

The Corporation hereby constitutes the Agents as trustee for the Purchasers in respect of the benefit of the representations, warranties and covenants of the Corporation set forth in this Agreement, and the Agents shall be entitled, as trustee, in addition to any rights of the

Purchasers, to enforce such representations, warranties and covenants on behalf of the Purchasers.

24.	Acknowledgement and Consent

The Corporation: (i) acknowledges and agrees that the Agents have certain statutory obligations as a registrant under the Applicable Securities Laws and have relationships with their clients; and (ii) consents to the Agents acting hereunder while continuing to act for their clients. To the extent that the Agents' statutory obligations as a registrant under Applicable Securities Laws or relationships with their clients conflict with their obligations hereunder, the Agents shall be entitled to fulfil their statutory obligations as a registrant under Applicable Securities Laws and their duties to their clients.  Nothing in this Agreement shall be interpreted to prevent the Agents from fulfilling their statutory obligations as a registrant under Applicable Securities Laws or to act for their clients.

25.	Severance

If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

26.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

27.	Time of the Essence

Time shall be of the essence of this Agreement.

28.	Counterpart Execution

This Agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

29.	U.S. Securities Law Matters

Each Agent, severally and not jointly, and the Corporation agree as follows:

(a)
The Agents acknowledge that none of the Offered Securities or Warrant Shares have been or will be registered with the SEC under the U.S. Securities Act or the securities laws of any state of the United States. Each Agent represents and warrants that the Offered Securities are being offered and sold pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Section 4(2) and Rule 506 of Regulation D thereunder and in accordance with any applicable state securities laws of the United States.  Each Agent represents and warrants that it has not offered and will not offer any of the Offered Securities except in compliance with this Section 29.

(b)
Each Agent shall require each Selling Dealer Group member to agree, for the benefit of the Corporation, to comply with, and shall use its best efforts to ensure that each Selling Dealer Group member complies with, the applicable provisions of this Section 29 as if such provisions applied to the Selling Dealer Group member.

(c)
Each Agent represents and agrees that neither the Agent, nor its affiliates nor any person acting on its or their behalf has taken or will take any action that would constitute a violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Offered Securities.

(d)
Each Agent agrees that all offers and solicitations of offers in the United States shall be made by the U.S. Agent in compliance with all applicable federal and state laws and regulations governing the registration and conduct of broker-dealers and that the U.S. Agent was, is and will be, at the time of any such offer and subsequent sale by the Corporation, duly registered as a broker-dealer pursuant to Section 15(b) of the U.S. Exchange Act and under the laws of each applicable state of the United States (unless exempted from the respective state's broker-dealer registration requirements), and in good standing with the Financial Industry Regulatory Authority, Inc.

(e)
The Corporation and the Agents agree that the Offered Securities may be offered by the Agents and sold directly by the Corporation pursuant to Section 4(2) and Rule 506 of Regulation D thereunder (and similar exemptions under applicable state securities laws), and only to persons whom the Agents had a reasonable basis to believe and do believe to be Accredited Investors and, in each case, on the Closing Date, continue to believe are Accredited Investors.

(f)
The Agents agree not to offer or sell, or to solicit any offer to buy, Offered Securities by any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

(g)
The Agents agree that offers to sell, solicitations of offers to buy and sales of the Offered Securities in the United States shall be made only by the U.S. Agent in accordance with the registration or qualification requirements of applicable U.S. state securities ("Blue Sky") laws, in accordance with the applicable U.S. federal and state requirements relating to the registration of brokers and dealers.

(h)
The Agents agree that offers to sell, solicitations of offers to buy and sales of the Offered Securities shall be made only to persons reasonably believed to be Accredited Investors who, prior to the sale and delivery of the Offered Securities to them, execute and deliver a Purchase Agreement in the form agreed upon by the Corporation and the Agents.

(i)
The Agents agree to inform each Purchaser that the Offered Securities and Warrant Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state in the United States and that the Offered Securities are being offered and sold in reliance upon exemptions from the registration requirement of Section 5 of the U.S. Securities Act provided by Section 4(2) of the U.S. Securities Act and Rule 506 of Regulation D thereunder and in accordance with applicable state securities laws.

(j)
The Corporation represents and agrees that none of it, its affiliates, or any person acting on behalf of it or its affiliates (other than the Agents and any person acting on any of their behalf as to which the Corporation makes no representation or agreement):

(i)
has taken or will take any action that would (A) cause the exemptions from registration afforded by Section 4(2) and Rule 506 of Regulation D thereunder to be unavailable for offers and sales of the Offered Securities pursuant to this Agreement; or (B) constitute a violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Offered Securities; and

(ii)
has engaged or will engage in any General Solicitation or General Advertising or has acted or will act in any manner involving a public offering under the meaning of Section 4(2) of the U.S. Securities Act.

(k)
Within the six-month period prior to the commencement of the Offering through the six-month period following the Closing Date, the Corporation has not offered or sold, and will not offer or sell, as applicable, any Offered Securities or other securities of the Corporation in a manner that would be integrated with the offer and sale of Offered Securities and would cause the exemption from registration set forth in Section 4(2) and Rule 506 of Regulation D thereunder to become unavailable with respect to any offers and sales of Offered Securities pursuant to this Agreement.

(l)
None of the Corporation or any of its predecessors or affiliates has had the registration of a class of securities under the U.S. Exchange Act revoked by the SEC pursuant to Section 12(j) of the U.S. Exchange Act and any rules or regulations promulgated thereunder.

(m)
None of the Corporation or any of its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D.

(n)
The Corporation shall duly prepare and file with the SEC a Form D within 15 days after the first sale of Offered Securities, and will also file, within the prescribed time periods, such notices and any other documents as are required to be filed under the state securities or "blue sky" laws of the states in which the Offered Securities are sold to satisfy the requirements of applicable exemptions from registration or qualification of the Offered Securities under such laws.

(o)
The Lead Agent has not entered, and will not enter, into any contractual arrangements with respect to the distribution of the Offered Securities in the United States other than with the U.S. Agent, or with the prior consent of the Corporation.

(p)
The Agents will deliver to all offerees and Purchasers of the Offered Securities the same information relating to the Corporation (which information may include the Transaction Documents and the Documents) and the Agents agree that they have not and will not use any written material other than such documents in connection therewith.

(q)
At least one business day prior to the Closing Date, the Agents shall provide the Corporation with a list of all purchasers of Offered Securities in the United States and all purchasers who were offered Offered Securities in the United States.

(r)
Each Agent acknowledges that until 40 days after the commencement of the Offering, an offer or sale of the Offered Securities within the United States by any dealer (whether or not participating in the Offering) may violate the registration requirements of the U.S. Securities Act if such offer or sale is made otherwise than in accordance with an exemption from the registration requirements of the U.S. Securities Act.

(s)
Notwithstanding the foregoing provisions of this section, an Agent will not be liable to the Corporation under this section with respect to a violation by another Agent of the provisions of this section if the former Agent is not itself also in violation.

If the foregoing is in accordance with your understanding and is agreed to by you, please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and by returning the same to Kelly Hughes at Acumen Capital Finance Partners Limited.

ACUMEN CAPITAL FINANCE PARTNERS LIMITED

Per:
Name: Kelly Hughes
Title: Vice-President, Investment Banking

ROTH CAPITAL PARNTERS, LLC

Per:
Name: John Dalfonsi Title: Managing Director, Investment Banking

ACCEPTED AND AGREED to effective as of the 14th day of November, 2011.

GRYPHON GOLD CORPORATION

Per:
Name: John L. Key
Title: Chief Executive Officer

SCHEDULE A

1.
Based on the provisions of the Tax Act and the Regulations thereunder in force as of the date hereof and the Proposed Amendments, provided the common shares in the capital of the Company are listed on a designated stock exchange (which currently includes the Toronto Stock Exchange), in respect of trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans, registered disability savings plans and tax free savings accounts (collectively the “Registered Plans”):

(a)
the Debentures are qualified investments under the Tax Act and the Regulations thereunder, other than for a deferred profit sharing plan under which the Company or a person or partnership with which the Company does not deal at arm’s length is an employer; and

(b)
the Warrants are qualified investments under the Tax Act and the Regulations thereunder, provided that the Company deals at arm’s length with each person who is an annuitant, a beneficiary, an employer or a subscriber under, or a holder of, the Registered Plan.

2.
The offering, sale and issuance of the Securities through the Agents are exempt from the prospectus requirements of the Securities Laws, and the only filings, proceedings, approvals, permits, consents or authorizations required to be made, taken or obtained under the Securities Laws are the filings with the applicable provincial securities regulatory authority within the prescribed time periods, of:

(a)           a report in Form 45-106F1, as prescribed by NI 45-106; and

(b)           a report in Form 45-106F6, as prescribed by NI 45-106,

prepared and executed in accordance with applicable Securities Laws, together with the requisite filing fees, assuming distribution by registrants who comply with the relevant provisions of such applicable Securities Laws.

3.
The issuance and delivery of the Warrant Shares upon the exercise of the Warrants in accordance with the terms of the Warrant Certificate, are exempt from the prospectus requirements of the Securities Laws and no prospectus is required, nor are any other documents required to be filed, no proceeding is required to be taken and no approval, permit, consent, order or authorization of any regulatory authority is required to be obtained under the Securities Laws to permit such exercises and issuances.

4.	The first trade of the Securities and Warrant Shares will be a distribution subject to the prospectus requirements of the Securities Laws unless:

(i)	at the time of the trade, the Company is and has been a “reporting issuer”, as defined in the Securities Laws, in a province or territory of Canada for the four months immediately preceding the trade;

(ii)	at the time of the trade, at least four months have elapsed from the “distribution date” (as such term is defined in National Instrument 45-102 - Resale of Securities (“NI 45-102”));

(iii)
the certificates representing the Debentures, Warrants (and the Warrant Shares, if issued within four months of the Closing Date) that are the subject of the trade carry a legend in the form as set out in Section 2.5(2)3(i) of NI 45-102, or if the certificate(s) representing the Debentures and Warrants (and the Warrant Shares, if issued within four months of the Closing Date) is entered into a direct registration or other electronic book-entry system or if the Purchaser did not directly receive a certificate representing such securities, the Purchaser received written notice containing the legend restriction notation set out in Section 2.5(2)3(i) of NI 45-102;

(iv)	the trade is not a “control distribution” as defined in NI 45-102;

(v)	no unusual effort is made to prepare the market or create a demand for the Securities that are the subject of the trade;

(vi)	no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

(vii)
if the Purchaser is an insider or officer of the Company at the time of the trade, the Purchaser has no reasonable grounds to believe that the Company is in default of securities legislation (as defined in National Instrument 14-101).

5.	The Company is:

(a)	a “reporting issuer” under the Securities Act (Alberta) and is not in default of filing requirements concerning continuous disclosure obligations required by that Act or the rules made under that Act;

(b)
a “reporting issuer” under the Securities Act (British Columbia) and is not in default of filing requirements concerning continuous disclosure obligations required by that Act or the rules made under that Act;

(c)	a “reporting issuer” under The Securities Act, 1988 (Saskatchewan) and is not noted in default on the list of reporting issuers maintained by the SFSC pursuant to Section 80.21 of that Act; and

(d)	a “reporting issuer” under the Securities Act (Ontario) and is not in default of filing requirements concerning continuous disclosure obligations required by that Act or the rules made under that Act.

6.	The Toronto Stock Exchange has confirmed that it has pre-cleared the form of the Warrant Certificates.

7.	The Agency Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

8.
The execution and delivery of the Agency Agreement and the fulfillment of the terms thereof by the Company and the performance of and compliance with the terms of the Agency Agreement by the Company does not and will not result in a breach of, or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under any applicable laws of the Province of British Columbia or the federal laws of Canada applicable therein.

SCHEDULE B

1.
The Notes are in the form of the Note Certificate and the Warrants are in the form of the Warrant Certificate and are consistent with the form of Note and form of Warrant, respectively, approved in the Board Resolutions and described in the Transaction Documents.

2.
The Note Certificates have been duly executed and issued by the Company and, assuming they have been duly certified and authenticated by the Trustee and validly issued, constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms.  All conditions precedent provided for in the Trust Indenture relating to the authorization, execution, issuance, certification and delivery of the Notes and all legal requirements in connection with the issuance of the Notes have been complied with or satisfied by the Company.

3.
Each of the Agency Agreement and Transaction Documents has been duly executed and delivered by the Company, and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.
The execution and delivery of the Transaction Documents and the fulfillment of the terms thereof by the Company and the performance of and compliance with the terms of the Transaction Documents by the Company do not and will not result in a breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under, (i) any statute of the United States or the State of New York or any rule or regulation of any governmental authority or regulatory body of the United States or the State of New York, (ii) to our knowledge, any resolutions of the directors (or any committee thereof) or shareholders of the Company or the Subsidiary, (iii) to our knowledge, any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Company or Subsidiary is a party or by which it is bound, or (iv) to our knowledge, any judgment, decree or order of any court, governmental agency or body or regulatory authority of the State of New York, which breach or default might reasonably be expected to materially adversely affect the business, operations, capital or condition (financial or otherwise) of the Company and its Subsidiary (taken as a whole).

5.
The rights, privileges, restrictions and conditions attached to the Offered Securities conform in all material respects with the description thereof contained in the Agency Agreement and the Purchase Agreement.

6.
The Pledge and Security Agreement creates a valid security interest in the Collateral to the extent of the respective rights of the Company in such Collateral. Under Article 9 of the UCC-New York and Article 9 of the UCC-Nevada, the State of Nevada is the proper jurisdiction in which to file a financing statement to perfect the Trustee’s security interest in the Collateral.

7.
The Financing Statement is sufficient in form for filing with the Nevada Secretary of State and, upon such filing, will perfect the Trustee’s security interest in the Collateral to the extent a security interest in the Collateral may be perfected under the UCC-Nevada by filing financing statements with the Nevada Secretary of State.

8.
Pursuant to Sections 9-301(b) and 9-305(a)(1) of the UCC-New York, the local law of the jurisdiction where certificated securities are actually located governs perfection of a possessory security interest in such securities.  Assuming the Trustee takes delivery and retains possession (as those terms are used in Section 8-301 and Section 9-313 of the UCC-New York) of the Borealis Certificates representing the securities pledged to the Trustee pursuant to the Security and Pledge Agreement (the “Pledged Securities”) and further assuming the Pledged Securities are each duly indorsed to the Trustee or in blank by an effective indorsement or are accompanied by undated stock powers with respect thereto duly indorsed to the Trustee or in blank by an effective indorsement, the Trustee’s security interest in the Pledged Securities will be perfected by “control” (within the meaning of the UCC-New York).

9.
No consent, approval, authorization of, or registration or filing with, any State of New York or federal governmental authority is required to be obtained or made by the Company to make valid and legally binding the execution, delivery and performance by the Company of its agreements under the Transaction Documents to which the Company is a party, except such as have been obtained or made, which includes the filing of the Financing Statements filed in connection with the Security and Pledge Agreement.

10.
The issuance and sale of the Offered Securities in the Offering by the Company and the offer of such Offered Securities by the Agents in the manner contemplated by the Agency Agreement and the Transaction Documents does not require registration under the U.S. Securities Act and, assuming the exercise of the Warrants in the manner contemplated by the terms of the Warrants by the original purchasers thereof from the Company at a time when such original purchasers remain “accredited investors” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act, the issuance and sale of the Warrant Shares to such original purchasers does not require registration under the U.S. Securities Act.

SCHEDULE C

1.	The Corporation has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada.

2.	Borealis Mining Company, a Nevada corporation, has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada.

3.
The Corporation has all requisite corporate power and capacity to conduct its business as it is now carried on and to enter into and to perform its obligations under the Agency Agreement, the Purchase Agreements and the certificates representing the Warrants, and to create and issue the Offered Securities and the Warrant Shares.  No approval by the security holders of the Corporation is required pursuant to the Articles of Incorporation of the Corporation in connection with the issuance and sale of the Offered Securities and the Warrant Shares or with the consummation by the Corporation of the transactions contemplated by the Transaction Documents.

4.	The Debentures, once duly executed and issued by the Corporation and certified by the Trustee under the Indenture, will be validly issued.

5.	Each of the Transaction Documents has been duly authorized by the Corporation.

6.
The execution and delivery of the Transaction Documents, the fulfillment of the terms thereof and the performance and compliance with the terms of them by the Corporation, do not and will not result in a breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under, the Articles of Incorporation of the Corporation.

7.
The authorized capital of the Corporation consists of 250,000,000 Common Shares and 15,000,000 of Preferred Stock.  Based solely on the Officer's Certificate attached hereto, _________ Common Shares and no shares of Preferred Stock are issued and outstanding.

8.
The Common Shares to be issued upon exercise of the Warrants are free of preemptive rights, resale rights, rights of first refusal and restrictions upon voting and transfer, in each event created by Nevada corporate statutes.

9.
The Warrants have been duly created and validly authorized.  The Warrant Shares have been duly and validly created, reserved, allotted and authorized to be issued as fully paid and nonassessable upon receipt by the Corporation of full payment therefor.

SCHEDULE D

MATERIAL CONTRACTS

1.	Assignment of Borealis Mining Lease, dated January 10, 2005, between Golden Phoenix Mineral Company and Borealis Mining Company

2.
Agreement and Consent to Assignment of Borealis Mining Lease, entered into as of January 26, 2005, between Richard J. Cavell, Hardrock Mining Company, John W. Whitney, Golden Phoenix Minerals, Inc., Borealis Mining Company and Gryphon Gold Corporation

3.	Escrow Agreement, dated January 10, 2005, between Borealis Mining Company, Gryphon Gold Company and Lawyers Title Agency of Arizona

4.	Purchase Agreement dated January 10, 2005, as amended, Seller: Golden Phoenix Minerals, Inc., Buyer: Borealis Mining Company and Guarantor: Gryphon Gold Corporation

5.	Agreement between Golden Phoenix Minerals, Inc. and Borealis Mining Company (Borealis Property, Mineral County, Nevada), dated July 21, 2003

6.	Membership Interest Purchase Agreement for Nevada Eagle Resources LLC Properties

7.	Employment Agreement between the Registrant and John L. Key, dated July 21, 2008

8.	Financial Services Agreement between the Registrant and Tony Ker, dated September 1, 2008

9.	Transition Agreement between the Registrant and Tony Ker, dated July 21, 2008

10.	Option to Restructure Debt Agreement between the Registrant and Nevada Eagle Resources, dated August 5, 2008

11.	Financial and Advisory Services Agreement between the Registrant and Matter & Associates, dated October 1, 2008

12.	Option to Amend the Mining Lease on the Borealis Property, dated effective August 22, 2008

13.	Termination of Financial Services Agreement between the Registrant and Tony Ker, dated effective September 28, 2008

14.	Consulting Agreement between the Registrant and Steven Craig, dated November 1, 2008

15.	Consulting Agreement between the Registrant and Michael Longinotti, dated November 12, 2008

16.	Interim Consulting Agreement between the Registrant and Mr. R. William Wilson, dated January 6, 2010

17.	Amendment No. 1 to the Option Agreement between the Registrant, Gerald W. and Fabiola Baughman, and Nevada Eagle Resources LLC, dated February 5, 2010

18.	Option Consideration Agreement between the Registrant and Gerald W. and Fabiola Baughman, dated February 5, 2010

19.	Amendment No. 2 to the Option Agreement between the Registrant, Gerald W. and Fabiola Baughman, and Nevada Eagle Resources LLC, dated February 12, 2010

20.	Binding Letter of Intent (between the Registrant and Sage Gold Inc., dated February 23, 2010

21.	Option Agreement between the Registrant, Borealis Mining Company, and Sage Gold Inc. dated March 5, 2010

22.	Amendment No. 1 to Option Agreement and Amendment No. 1 to Subscription Agreement between the Registrant, Borealis Mining Company, and Sage Gold Inc. dated March 26, 2010

23.	Amendment No. 1 to Option to Amend Mining Lease dated August 7, 2009

24.	Amendment No. 2 to Option to Amend Mining Lease dated February 12, 2010

25.	Amendment No. 3 to Option to Amend Mining Lease dated August 17, 2010

26.	Amendment No. 4 to Option to Amend Mining Lease dated February 22, 2010

27.	Amendment No. 2 to Option Agreement between the Registrant, Borealis Mining Company and Sage Gold, dated April 19, 2010

28.	Membership Interest Purchase Agreement between the Registrant and Fronteer Development (USA) Inc. dated April 23, 2010

29.	Amendment No. 3 to Option Agreement and Amendment No. 2 to Subscription Agreement between the Registrant, Borealis Mining Company and Sage Gold, dated April 19, 2010

30.	Amendment No. 4 to Option Agreement between the Registrant, Borealis Mining Company and Sage Gold, dated June 15, 2010

31.	Amendment to Mining Lease dated effective May 20, 2011